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                                                                       EXHIBIT 5



                                August 20, 1998



Checkers Drive-In Restaurants, Inc.
14255 49th Street North, Building 1
Clearwater, Florida 33762

     Re:  Registration Statement on Form S-3 (File No. 333-55825)

Gentlemen:

     You have requested my opinion as General Counsel for Checkers Drive-In Restaurant, Inc., a Delaware corporation (the "Company"), in connection with
(i) the issuance by the Company of up to 20,000,000 shares (the "Warrant Shares") of the Company's Common Stock, $0.001 par value per share (the "Common Stock"), upon exercise of common stock purchase warrants (the "Warrants") and
(ii) the offer and sale by certain stockholders of up to 294,877 shares of the Common Stock which were acquired from the Company in private placements (the "Stockholder Shares" and collectively with the Warrant Shares, the "Shares"). The offer and sale of the Shares are the subject of the Company's Registration Statement on Form S-3 (File No. 333-55825), as amended (the "Registration Statement").

     In rendering my opinion herein, I have assumed, with your permission: the genuineness and authenticity of all signatures on original documents submitted to me; the authenticity of all documents submitted to me as originals; the conformity to originals of all documents submitted to me as copies or facsimiles; the continued accuracy of all certificates and other documents from public officials dated earlier than the date of this letter; the Registration Statement being declared effective by the Securities and Exchange Commission; the issuance by any necessary regulatory agencies of appropriate permits, consents, approvals, authorizations and orders relating to the offering and sale of the Shares; the offer and sale of the Shares being made in the manner set forth in the Registration Statement and pursuant to said permits, consents approvals, authorizations and orders; the receipt by the Company of full and valid consideration for the Shares to be issued by it upon exercise of the Warrants. In addition, I have made such legal and factual examinations and inquiries as I have deemed necessary or appropriate for purposes of this opinion.

     Based on the foregoing, it is my opinion that the Stockholder Shares are, and the Warrant Shares, when issued, will be, validly issued, fully paid and non-assessable.

     This opinion is addressed solely to the Company, and no one else has the right to rely upon it, nor may anyone release it, quote from it, or employ it in any transaction other than those discussed herein without the written consent of the undersigned; however, the undersigned hereby consents to the filing of this opinion as an exhibit to, and the references to the undersigned contained in, the Registration Statement.

                                       Respectfully submitted,


                                       James T. Holder
                                       Senior Vice President and General Counsel